[Letterhead of LaPorte, Sehrt, Romig & Hand]

                                                                 Exhibit 23.0



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Home Federal Bancorp, Inc. of Louisiana

We hereby consent to the incorporation by reference in this Registration Statement of Home Federal Bancorp, Inc. of Louisiana on Form S-8 of our report on Home Federal Savings and Loan Association of Shreveport dated July 16, 2004, appearing in the Prospectus, which is part of this Registration Statement.




/s/ LaPorte, Sehrt, Romig & Hand
_____________________________________
A Professional Accounting Corporation


January 18, 2005
Metairie, Louisiana